D'Arcangelo & Co., LLP
Certified Public Accountants & Consultants
Est. 1950

Mid-Hudson Partners
Michael C. Betros, CPA/PFS
John J. Cina, CPA/PFS
Wayne E. Sauer, CPA
Joanne M. Casabura, CPA, CFP
Gretchen M. Bradshaw, CPA
Brenda K. Santoro, CPA
James P. Booth, CPA

510 Haight Ave, Poughkeepsie, N.Y. 12603
845.473.7774 Fax: 845.454.8485
www.darcangelo.com

140 Church St.
Millbrook, N.Y. 12545
845.677.6823
Fax: 845.677.0004

March 23, 2010

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street
Washington, DC 20549

Re: American Jianye Greentech Holdings, Inc., f/k/a Gateway Certifications, Inc.

Commission File Number: 333-144228

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Gateway Certifications, Inc. in Item 4.01 of its Form 8-K dated March 23, 2010 and captioned "Changes in Registrant's Certifying Accountant."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

D'Arcangelo & Co LLP

D'Arcangelo & Co., LLP